Exhibit 10.3

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

DEED OF TRUST WITH ASSIGNMENT OF RENTS

                 THIS DEED OF TRUST WITH ASSIGNMENT OF RENTS (this "Instrument") is made as of November __, 2000, by ________________________ [name Trustor exactly as shown on vesting info from PTR]("Trustor"), whose address is _________________________, to NORTH AMERICAN TITLE COMPANY ("Trustee"), for the benefit of E*TRADE Group, Inc., a Delaware corporation their successors and assigns ("Beneficiary"), whose address is 4500 Bohannon Drive, Menlo Park, California 94025.

  W I T N E S S E T H:

                   TRUSTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER, ASSIGNS, AND GRANTS A SECURITY INTEREST IN, TO TRUSTEE, ITS SUCCESSORS AND ASSIGNS, WITH POWER OF SALE, in all of Trustor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Property").

              A.   All that certain real property situated in the County of San Mateo, State of California, commonly known as 80 Edwards Lane, Atherton, California and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Real Estate"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging, relating or pertaining to the Real Estate and all of the estate, right, title, interest, claim and demand whatsoever of Trustor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

              B.   All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the "Improvements");

              C.  All easements, rights-of-way, sewer rights, air rights and similar rights now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor;

              D.   All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

              E.   All sales contracts, leases, licenses, concessions and occupancy agreements of the Real Estate or the Improvements now or hereafter entered into and all deposits, payments, rents, royalties, issues, profits, revenue, income and other benefits (collectively, the "Rents and Profits") of the Real Estate or the Improvements, now or hereafter arising from the sale, use or enjoyment of all or any portion thereof or from any sales contract, lease, license, concession, occupancy agreement or other agreement pertaining thereto, or arising from any of the Contracts (as hereinafter defined) and all cash or securities deposited to secure performance by the purchasers, tenants, lessees or licensees, as applicable, of their obligations under any such sales contracts, leases, licenses, concessions or occupancy agreements, subject to, however, the provisions contained in Section 1.9 hereinbelow;

              F.   All contracts and agreements now or hereafter entered into relating to any part of the Real Estate or the Improvements or any other portion of the Property (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, construction contracts, architects agreements, service contracts, maintenance contracts, which relate primarily to the Real Estate, and any contracts or documents relating to construction on any part of the Real Estate or the Improvements or other portions of the Property and any security provided therefor either by or for the benefit of Trustor (including plans, drawings, surveys, tests, reports, bonds, instruments of credit, letters of credit and governmental approvals);

              G.   All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

              H.   All certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

              I.    All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

              J.    All right, title and interest of Trustor in any proceeds of any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

              K.   All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Trustor; and

              L.    All extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove.

                     FOR THE PURPOSE OF SECURING:

                             (1)      Trustor's obligations under and the indebtedness evidenced by that certain Promissory Note Secured by Deed of Trust (together with any and all renewals, modifications, consolidations and extensions thereof, the "Note") of even date herewith, made by Trustor to the order of Beneficiary together with interest and other amounts payable under said Note;

                             (2)      The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in the Note, that certain Loan Agreement of even date herewith executed by Trustor and Beneficiary, and any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, this Instrument, the Loan Agreement and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums therein covenanted to be paid; and

                             (3)      Any and all additional advances made by Beneficiary to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Trustor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents; and

                             (4)      Any and all other indebtedness, which is expressly stated to be secured hereby now owing or which may hereafter be owing by Trustor to Beneficiary, however and whenever incurred or evidenced, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

    (All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby" or the "Indebtedness"). Unless otherwise defined in this Instrument, each capitalized term used herein shall have the meaning ascribed thereto by the Note.

                   TO HAVE AND TO HOLD the Property unto Trustee, its successors and assigns, in Trust, forever, for the purposes and uses herein set forth.

                   PROVIDED, HOWEVER, that if all sums due or to become due under the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Instrument shall be satisfied and the estate, right, title and interest of Beneficiary in the Property shall cease, and upon payment to Beneficiary of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs, if allowed by law, Beneficiary shall release this Instrument and the lien hereof by proper instrument.

    ARTICLE 2

    COVENANTS OF TRUSTOR

                    For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Instrument, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Trustor covenants and agrees as follows:

                2.1     Warranties of Trustor. Trustor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Beneficiary and Trustee, their successors and assigns, that:

                          2.1.1     Trustor has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended. Trustor will preserve its interest in and title to the Property and will forever warrant and defend the same to Beneficiary and Trustee against any and all claims whatsoever;

                          2.1.2     All contractors, materialmen, laborers, architects or other such persons hired by Borrower to perform services or work with respect to the Property and all statutory lien periods have expired with respect to any such services or work; and

                          2.1.3     To the best of Borrowers' knowledge, no Hazardous Materials are located at, on, in, under or about the Property.

                2.2     Defense of Title. If, while this Instrument is in force, the title to the Property or the interest of Beneficiary and Trustee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Trustor, at Trustor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Beneficiary, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Beneficiary reasonably determines that Trustor is not adequately performing its obligations under this Section, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper and any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

                2.3     Performance of Obligations. Trustor shall pay when due the indebtedness evidenced by the Note. Trustor shall also pay all charges, fees and other sums required to be paid by Trustor as provided in the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Trustor set forth in the Loan Documents in accordance with their terms. Further, Trustor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Trustor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Instrument.

                2.4     Insurance. Trustor shall, at Trustor's expense, maintain or cause to be maintained in force and effect on the Property at all times while this Instrument continues in effect insurance issued by insurance companies acceptable to Beneficiary and written in form and content acceptable to Beneficiary providing the insurance coverages for the Property which are of types and in amounts as are reasonably acceptable to Beneficiary. Trustor shall deliver to Beneficiary evidence that said insurance policies have been paid current as of the date hereof and certificates evidencing such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Beneficiary. Trustor shall renew all such insurance and deliver to Beneficiary certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Trustor further agrees that all such policies shall provide that proceeds thereunder shall be payable to Beneficiary, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Beneficiary, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Trustor further agrees that all such insurance policies: (i) shall provide for at least thirty (30) days prior written notice to Beneficiary prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Beneficiary; and (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Trustor which might otherwise result in forfeiture of such insurance. The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Trustor to Beneficiary as further security for the indebtedness secured hereby. In the event of foreclosure of this Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Trustor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Instrument or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance; and Trustor shall pay all amounts advanced by Beneficiary, together with interest thereon at the Default Rate (as defined in the Note) from and after the date advanced by Beneficiary until actually repaid by Trustor, promptly upon demand by Beneficiary. Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

      Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Trustor to furnish such insurance.

                2.5      Payment of Taxes. Trustor shall pay or cause to be paid, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Trustor shall furnish Beneficiary with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Trustor may in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, and (b) Beneficiary determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Beneficiary therein; provided, however, that Trustor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

                2.6      Casualty and Condemnation. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Beneficiary. Beneficiary may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Beneficiary is hereby authorized, subject to Trustor's prior written consent, not to be unreasonably withheld or delayed, and without Trustor's consent upon the occurrence and during the continuation of an Event of Default, in its own name or in Trustor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Trustor shall from time to time deliver to Beneficiary any instruments required to permit such participation. Beneficiary shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                          2.6.1     In the event that less than sixty percent (60%) of the value of the Improvements located on the Real Estate then encumbered by this Instrument have been taken or destroyed, then if:

                                      a.      no Event of Default is then continuing hereunder or under any of the other Loan Documents and no event has occurred which, with the giving of notice or the passage of time or both,  would constitute an Event of Default hereunder or under any of the other Loan Documents, and

                          b.     the Property can, in Beneficiary's judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within nine (9) months after the receipt of insurance proceeds or condemnation awards by either Trustor or Beneficiary, and

                          c.     all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in subsection (a)(2) above, and

                          d.     there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Trustor, the full amount of which shall at Beneficiary's option have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                          e.     Trustor so elects by written notice delivered to Beneficiary within the earlier of fifteen (15) days after settlement of the aforesaid insurance or condemnation claim or six (6) months after the occurrence of the casualty or taking, then, Beneficiary shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Trustor therefor, to Trustor in the manner and upon such terms and conditions as would be required by a prudent interim construction Beneficiary, including, but not limited to, the prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to Beneficiary in its discretion, with any remainder being distributed to Trustor.

                          f.     In all other cases, namely, in the event that sixty percent (60%) or more of the value of the Improvements located on the Real Estate then encumbered by this Instrument have been taken or destroyed or Trustor does not elect to restore or repair the Property pursuant to clause (a) above, or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Beneficiary shall elect, in Beneficiary's absolute discretion, but subject to applicable law regarding the adequacy of Beneficiary's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the indebtedness secured hereby in whatever order Beneficiary directs in its absolute discretion, with any remainder being paid to Trustor, or (2) notwithstanding that Trustor may have elected not to restore or repair the Property pursuant to the above provisions, make available all insurance or condemnation proceeds as aforesaid in Section (a) above and require Trustor to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent Beneficiary, including, but not limited to, the deposit by Trustor with Beneficiary, within thirty (30) days after demand therefor, of any deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Beneficiary's costs and expenses to be incurred in connection therewith, the prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to

      Beneficiary in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being disbursed by Beneficiary to Trustor or to the person or persons legally entitled thereto.

      Any reduction in the indebtedness secured hereby resulting from Beneficiary's application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and applies such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Trustor shall not be excused in the payment thereof. If Trustor elects to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Trustor shall promptly and diligently, at Trustor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Trustor shall pay to Beneficiary all costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose. In no event shall Trustor be required to rebuild, repair or restore to the extent that Beneficiary shall not make the proceeds of insurance or condemnation, as applicable, available to Trustor. Trustor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Beneficiary is hereby irrevocably constituted and appointed the attorney-in-fact of Trustor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

                2.7      Mechanics' Liens. Trustor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements. Nothing herein contained shall require Trustor to pay any claims for labor, materials or services which Trustor in good faith disputes and, at its own expense, is currently and diligently contesting; provided, however, that enforcement of such lien or claim shall have been stayed pending such contest.

                2.8      Rents and Profits. As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Trustor hereby absolutely and presently assigns to Beneficiary all existing and future Rents and Profits. Trustor hereby grants to Beneficiary the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Trustor does hereby irrevocably make, constitute and appoint Beneficiary its attorney-in-fact, effective as of the occurrence of an Event of Default, with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof). Beneficiary shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, so long as no Event of Default shall exist and be continuing, Trustor shall have a license to collect and receive the Rents and Profits. Upon the occurrence of an Event of Default and during the continuance thereof, Trustor's license shall automatically terminate without notice to Trustor and Beneficiary may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Trustor shall be the agent of Beneficiary in collection of the Rents and Profits and all of the Rents and Profits so collected by Trustor shall be held in trust by Trustor for the sole and exclusive benefit of Beneficiary and Trustor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Beneficiary to be applied by Beneficiary as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Beneficiary shall constitute any assumption by Beneficiary of any obligations under any agreement relating thereto. Beneficiary is obligated to account only for such Rents and Profits as are actually collected or received by Beneficiary. Trustor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Beneficiary of an Event of Default hereunder, pay said Rents and Profits to Beneficiary, so long as such Event of Default shall be continuing, without liability to determine the actual existence of any default claimed by Beneficiary. Trustor hereby waives any right, claim or demand which Trustor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Beneficiary, and any such payment shall discharge such payor's obligation to make such payment to Trustor. All Rents and Profits collected or received by Beneficiary shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of constructing, operating, marketing, and management of the Property and thereafter shall be applied against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Beneficiary directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Beneficiary of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Event of Default except to the extent of funds actually applied. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Beneficiary's right to receive the Rents and Profits following an Event of Default shall not be affected by the commencement of any bankruptcy, reorganization, receivership or insolvency proceedings by or against Trustor, and in the event any such proceeding is commenced, Trustor agrees that Beneficiary, or the Trustee on behalf of Beneficiary, subject to and in accordance with the laws applicable to such proceeding, shall be entitled to all of the Rents and Profits arising from and after the commencement of any such proceeding, whether or not there shall exist an Event of Default. In the event any such proceeding is commenced, Trustor further agrees that all Rents and Profits in the possession of Trustor, and its agents, shall be considered to be cash collateral.

                2.9      Alienation; Due on Sale Clause. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, IN THE EVENT THAT THE PROPERTY OR ANY PART THEREOF OR INTEREST THEREIN SHALL BE SOLD, CONVEYED, DISPOSED OF, ALIENATED, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED OR FURTHER ENCUMBERED , OR TRUSTOR SHALL BE DIVESTED OF THEIR TITLE TO THE PROPERTY OR ANY INTEREST

      THEREIN IN ANY MANNER OR WAY, WHETHER VOLUNTARILY OR INVOLUNTARILY, WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY BEING FIRST OBTAINED, WHICH CONSENT MAY BE WITHHELD IN BENEFICIARY'S SOLE DISCRETION, THEN, THE SAME SHALL CONSTITUTE A DEFAULT HEREUNDER AND BENEFICIARY SHALL HAVE THE RIGHT, AT ITS OPTION, TO THE EXTENT PERMITTED BY LAW, TO DECLARE ANY OR ALL OF THE INDEBTEDNESS SECURED HEREBY, IRRESPECTIVE OF THE MATURITY DATE, IMMEDIATELY DUE AND PAYABLE AND TO OTHERWISE EXERCISE ANY OF ITS OTHER RIGHTS AND REMEDIES CONTAINED IN ARTICLE III HEREOF.

                2.10      Payment of Utilities, Assessments, Charges, Etc. Trustor shall pay when due all utility charges which are incurred by Trustor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any other covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

                2.11      Access Privileges and Inspections. Beneficiary and the agents, representatives and employees of Beneficiary shall have full and free access to the Real Estate and the Improvements at all reasonable times upon reasonable advance notice for the purposes of inspecting the Property. Trustor shall lend assistance to all such agents, representatives and employees of Beneficiary.

                2.12      Waste; Alteration of Improvements. Trustor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Trustor shall maintain the Property in good condition and repair.

                2.13      Further Documentation. Trustor shall, on the reasonable request of Beneficiary and at the expense of Trustor: (a) promptly correct any clerical, error or omission which may be discovered in the contents of this Instrument or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments and promptly do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Instrument and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument reasonably deemed advisable by Beneficiary to protect, continue or perfect the liens hereunder against the rights or interests of third persons; and (d) promptly furnish to Beneficiary, upon Beneficiary's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Beneficiary and in form and substance supplied by Beneficiary, setting forth all amounts due under the Note, stating whether any event has occurred which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, stating whether any offsets or defenses exist against the indebtedness secured hereby and containing such other matters as Beneficiary may reasonably require.

                2.14      Litigation; Payment of Costs; Reimbursement to Beneficiary. Trustor shall promptly notify Beneficiary in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Beneficiary's security hereunder. Without limiting or waiving any other rights and remedies of Beneficiary hereunder, an Event of Default shall occur, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Beneficiary's interest in the Property or Beneficiary's right to enforce its security, then Beneficiary may, at it option, with or without notice to Trustor, make any appearances, disburse any sums and take any actions as may be reasonably necessary or desirable to protect or enforce the security of this Instrument or to remedy the Event of Default (without, however, waiving any default of Trustor). Trustor agrees to pay on demand all reasonable expenses of Beneficiary incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Rate from and after the date on which Beneficiary incurs such expenses until reimbursement thereof by Trustor. Any such expenses so incurred by Beneficiary, together with interest thereon as provided above, shall be additional indebtedness of Trustor secured by this Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The necessity for any such actions and of the amounts to be paid shall be determined by Beneficiary in its sole and absolute discretion. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Trustor or any person in possession holding under Trustor. Trustor hereby acknowledges and agrees that, subject to and in accordance with, all applicable bankruptcy or insolvency laws, the remedies set forth in this Section 1.14 shall be exercisable by Beneficiary, and any and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Trustor with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Beneficiary after the filing by Trustor of a voluntary case or the filing against Trustor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Trustor, Beneficiary, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents. Trustor hereby indemnifies and holds Beneficiary and Trustee harmless from and against all loss, cost and expenses with respect to any default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Property after date hereof, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon, including, in any case, attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, provided, however, the foregoing indemnitees shall not extend to any losses, claims, damages, expenses, charges, or demands arising out of the gross negligence of Beneficiary. This Section shall not be construed to require Beneficiary or Trustee to incur any expenses, make any appearances or take any actions.

                     2.15    Compliance with Laws. Trustor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, development, construction, use, operation or sale of the Property including, but not limited to any environmental or ecological requirements. Trustor may, upon providing Beneficiary with security reasonably satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited or subject to a material loss of value.

                     2.16    Additional Taxes. In the event of the enactment after this date of any law of California or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Trustor, or changing in any way the laws relating to the taxation of mortgages, deeds of trust, deeds to secure debt or security agreements or debts secured thereby or the interest of the grantee, mortgagee, beneficiary, trustee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Instrument or the indebtedness secured hereby or Beneficiary, then, and in any such event, Trustor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor.

                     2.17    Secured Indebtedness. It is understood and agreed that this Instrument shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Beneficiary to or for the benefit of Trustor from time to time under this Instrument or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Beneficiary, or otherwise, and all interest accruing thereon, shall be equally secured by this Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Instrument.

                     2.18   Environmental Laws; Hazardous Substances.

                               2.18.1      As used in this Instrument, the term "Environmental Laws" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to public health and safety, worker health and safety and pollution and protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA" ), 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. § 11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. § 1261 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §  300f et seq., the Occupational Safety and Health Act, 42 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, all as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto. The term "Hazardous Substances" shall mean any pollutant or contaminant (as that term is defined in 42 U.S.C. § 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. § 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. §§ 9601 et seq. and the regulations promulgated thereunder), hazardous chemical (as that term is defined by 29 C.F.R. § 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. § 6903(5)), radioactive material, including without limitation any naturally occurring radioactive material, any source, special nuclear or by-product material as defined in 42 U.S.C. §§ 2011 et seq., all substances now or hereafter designated as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code all substances now or hereafter designated by the Governor of the State of California pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 as being known to cause cancer or reproductive toxicity,] friable asbestos and asbestos containing material, regulated levels of polychlorinated biphenyls, petroleum and petroleum waste, including crude oil or any petroleum derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste, or any substance or material which because of its toxicity, corrosiveness, ignitability, reactivity or infectious characteristics may pose a threat to human health or the environment. As used in this Instrument, the term "Hazardous Materials" shall mean any material or substance, that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or otherwise hazardous.

                               2.18.2      Trustor shall, at its expense, comply in all material respects with all applicable Environmental Laws applicable to the Property. Trustor shall not use or permit to be used any Hazardous Materials on the Property in violation of Environmental Laws.

      ARTICLE 3

      EVENTS OF DEFAULT

                3.1         Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                              3.1.1      if any payment under the Note or the Loan Documents is not paid prior to the fifth day after the same is due.

                              3.1.2      if any representation or warranty of Borrower, made herein shall have been false or misleading in any material respect when made.

                              3.1.3      if Trustor shall commence any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, conservatorship or relief of debtors seeking to have an order for relief entered with respect to Trustor, or seeking to adjudicate

      Trustor a bankrupt or insolvent or seeking arrangement, composition or other relief with respect to Trustor's debts, or (ii) seeking appointment of a receiver, trustee, or other similar official for Trustor or any substantial part of Trustor's assets, or (iii) there shall be commenced against Trustor any case proceeding or other action of a nature referred to in clause (i) above that remains undismissed, undischarged or unbonded for a period of sixty (60) days.

                             3.1.4      if Trustor shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust or other security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument.

                             3.1.5      if for more than ten (10) days after notice from Beneficiary, Trustor shall continue to be in default under any other term, covenant or condition of the Note, this Instrument or any other Loan Document in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Beneficiary in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Trustor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Trustor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

      ARTICLE 4

      REMEDIES

                4.1         Remedies Available. If there shall occur an Event of Default, and such Event of Default has not been cured within any applicable grace or cure period, then this Instrument is subject to foreclosure as provided by law and Beneficiary may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                             4.1.1     Acceleration. Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Trustor), whereupon the same shall become immediately due and payable.

                             4.1.2     Entry on the Property. Either in person or by agent, whether before or after the whole indebtedness secured hereby is declared to be immediately due and with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Trustor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Beneficiary's judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all sums expended by Beneficiary therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Beneficiary by Trustor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

                             4.1.3      Collect Rents and Profit s. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

                             4.1.4      Appointment of Receiver . Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Trustor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Trustor or any person or persons liable for the payment of the indebtedness secured hereby, and Trustor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, market, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Beneficiary, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Instrument or deed in lieu of foreclosure.

                             4.1.5     Sale by Trustee. Beneficiary may deliver to Trustee a written declaration of default and demand for sale and a written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record to cause foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust, the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in said notice of sale, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed or deeds conveying the Property, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

                            4.1.6       Rescission of Notice. Beneficiary, from time to time before Trustee's sale, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Note and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

                             4.1.7      Action to Foreclose or Enforce . Beneficiary may Immediately commence an action to foreclose this Instrument or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Beneficiary.

                                            a.      In the event foreclosure proceedings are filed by Beneficiary, all expenses incident to such proceeding, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Trustor and secured by this Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Instrument, including, without limitation, interest at the Default Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys' fees and any other amounts due and unpaid to Beneficiary under the Loan Documents, may be bid by Beneficiary in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Beneficiary or its assigns may become the purchaser of the Property or any part thereof.

                                            b.      Beneficiary may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Instrument on the remaining portion of the Property foreclosed.

                             4.1.8      Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

                4.2        Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Instrument shall be applied to the extent funds are so available to the following items in such order as Beneficiary in its discretion may determine:

                             4.2.1      To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Beneficiary's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

                             4.2.2      To payment of all sums expended by Beneficiary under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

                             4.2.3      To payment of the secured indebtedness and all other obligations secured by this Instrument, including, without limitation, interest at the Default Rate, in any order that Beneficiary chooses in its sole discretion.

                        The remainder, if any, of such funds shall be disbursed to Trustor or to the person or persons legally entitled thereto.

                  4.3        Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Trustor or Trustor's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Trustor, are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the County.

                  4.4         Cumulative Remedies. All remedies contained in this Instrument are cumulative and Beneficiary shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Beneficiary and may be exercised in any order and as often as occasion therefor shall arise. No act of Beneficiary shall be construed as an election to proceed under any particular provisions of this Instrument to the exclusion of any other provision of this Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary. No delay or failure by Beneficiary to exercise any right or remedy under this Instrument shall be construed to be a waiver of that right or remedy or of any default hereunder. Beneficiary may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

                  4.5        Payment of Expenses. Trustor shall pay on demand all of Beneficiary's and Trustee's expenses incurred in any efforts to enforce any terms of this Instrument, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Beneficiary and/or Trustee until actually paid by Trustor at the Default Rate, and the same shall be secured by this Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

        ARTICLE 5

        MISCELLANEOUS TERMS AND CONDITIONS

                       5.1          Time of Essence. Time is of the essence with respect to all provisions of this Instrument.

                       5.2          Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Instrument or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                       5.3          Successors and Assigns. The terms, provisions, indemnitees, covenants and conditions hereof shall be binding upon Trustor and the successors and assigns of Trustor, including all successors in interest of Trustor in and to all or any part of the Property, and shall inure to the benefit of Beneficiary, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Instrument to Trustor or Beneficiary shall be deemed to include all such parties' successors and assigns, and the term "Beneficiary" as used herein shall also mean and refer to any lawful holder or owner, of any of the indebtedness secured hereby.

                       5.4           Severability. A determination that any provision of this Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Instrument to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

                       5.5           Gender. Within this Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

                       5.6           Waiver; Discontinuance of Proceedings. Beneficiary may waive any single default by Trustor hereunder without waiving any other prior or subsequent default. Beneficiary may remedy any default by Trustor hereunder without waiving the default remedied. Neither the failure by Beneficiary to exercise, nor the delay by Beneficiary in exercising, any right, power or remedy upon any default by Trustor hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Trustor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Trustor in any case shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the same had never been invoked.

                       5.7          Section Headings. The headings of the sections and paragraphs of this Instrument are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

                       5.8          Governing Law. This Instrument will be governed by and construed in accordance with the laws of the State of California, provided that to the extent that any of such laws may now or hereafter be preempted by Federal law, such Federal law shall so govern and be controlling.

                       5.9          Counting of Days. The term " days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by California, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday.

                       5.10        Cross Default. A default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

                       5.11        Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions hereof shall be controlling.

                       5.12        Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

                       5.13        No Merger. It is the desire and intention of the parties hereto that this Instrument and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Beneficiary acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an appropriate document duly recorded, this Instrument and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Instrument may be foreclosed as if owned by a stranger to said other or additional interests.

                       5.14        Rights With Respect to Senior and Junior Encumbrances . This Instrument shall be subject, subordinate and inferior to that certain [describe first deed of trust] and the lien thereof, and all rights of beneficiary thereunder. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Beneficiary to amend, modify, increase, vary, alter or supplement this Instrument, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Instrument losing its priority over the rights of any such junior lien.

                       5.15        Beneficiary May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor or the principals or members in Trustor, or their respective creditors or property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Trustor hereunder after such date.

                       5.16        Recording and Filing. Trustor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Beneficiary shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges.

                       5.17        Entire Agreement and Modifications. This Instrument and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated. This Instrument and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

                   5.18        Substitute or Successor Trustee. Beneficiary, as grantee and beneficiary hereunder, may at any time and from time to time, whether before or after any default, remove Trustee as trustee hereunder and appoint a substitute or successor trustee by an instrument recorded in the county in which this Instrument is recorded, who shall from the time of such appointment be for all purposes the "Trustee" hereunder and shall have all rights and powers conferred upon the "Trustee" hereunder or by law.

                              IN WITNESS WHEREOF, Trustor has executed this Instrument as of the day and year first above written.

TRUSTOR:

___________________________________

____________________________________

        EXHIBIT A

        DESCRIPTION OF REAL ESTATE

        LOAN AGREEMENT

                  This Loan Agreement ("Agreement") is made this ___ day of November, 2000, by and between Christos M. Cotsakos and Hannah B. Cotsakos, as husband and wife or their assigns (jointly and severally, "Borrower"), and E*TRADE Group, Inc., a Delaware corporation ("Lender").

                  1.   Loan Agreement. Subject to the terms and conditions of this Agreement, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a loan (the "Loan") in the principal amount of Fifteen Million Dollars ($15,000,000).

                  2.   Loan Terms. The Loan shall be evidenced by a Promissory Note Secured by Deed of Trust in the form of Exhibit A to this Agreement (the "Note") and will be secured by a Deed of Trust with Assignment of Rents, together with all improvements now or hereafter located thereon (the "Property"). The Loan shall bear interest at the rate per annum specified in the Note and Borrower shall pay the Note in accordance with the terms thereof.

                  3.   Condition Precedent to Closing of Loan. As a condition precedent to Lender's obligation to close the Loan and disburse and Loan proceeds, on or before the Closing Date, Borrower shall deliver the following documents, each duly executed and acknowledged by a notary public, where necessary, and in form and substance satisfactory to Lender (the "Loan Documents"):

(i)	This Agreement.
(ii)	The Note.
(iii)	The Deed of Trust executed by Borrower [need vesting info here] as Trustor to North American Title Insurance Company, a California corporation, as Trustee, and naming Lender as Beneficiary, to be recorded on the Closing Date in the Official Records of San Mateo County, California.
(iv)	An ALTA title insurance policy insuring Lender that the Deed of Trust constitutes a valid and enforceable second lien on the Property subject and subordinate only to such liens or other matters as Lender has approved in writing.

                  4.   Closing and Funding of Loan. Funding of the Loan proceeds by Lender (the "Closing") shall be contingent upon delivery of the Loan Documents, to a custodian designated by Lender, and confirmation by the custodian that it has possession of all documents required herein. Such confirmation shall occur and the Loan shall be funded not later than November __, 2000 (the "Closing Date").

                  5.   Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by United States mail, postage prepaid, certified return receipt requested, or by personal delivery, or by overnight courier, addressed to the other party as set forth below or at such other places as may be designated in notice to the other party given as provided herein. Notice shall be deemed effective upon actual receipt, if personally delivered, one business day following deposit with Federal Express or other reputable, national overnight courier that provides a receipt, or on the third day following deposit in the United States mail in the manner described above.

Borrower:	Lender:
Christos M. Cotsakos	E*TRADE Group, Inc.
c/o 4500 Bohannon Drive	4500 Bohannon Drive
Menlo Park, CA 94025	Menlo Park, CA 94025
Attention: Theodore J. Theophilos

                    6.   Loan Not to Affect Employment. Borrower agrees and understands that nothing in this Agreement shall confer any right with respect to the continuation of Christos M. Cotsakos' employment with Lender or any of its subsidiaries, nor shall this Agreement interfere in any way with Mr. Cotsakos' right or Lender's right to terminate Mr. Cotsakos' employment at any time, with or without cause, in accordance with the Amended Employment Agreement, dated October 1, 2000, between Christos M. Cotsakos and Lender (the "Employment Agreement").

                    7.   Repayment Provision. Lender agrees that Borrower shall have the right, at his sole discretion, to repay the Loan by selling their interest in the subject real property to Lender for its then current fair market value. The parties shall mutually agree in good faith as to the fair market value of the property, but in no event shall the mutually agreed upon fair market value of the property be less than the amount the Borrower has invested in improvements of any kind to the property. The sale price of the property shall be applied to reduce any outstanding principal and interest that may be owing on the Loan at the time of the sale. If the sale price as determined herein is in excess of the outstanding principal and interest owing on the Loan at the time of the sale, such excess shall be paid to Borrower at close.

                    8.   Entire Agreement. The foregoing and the Loan Documents constitute the entire agreement between the parties regarding the Loan and may be modified only by writing signed by Borrower and Lender. There are no agreements, representations, or warranties between the parties with regard to the Loan other than those expressly set forth in this Agreement and the Employment Agreement.

                    9.   Representation of the Parties. Borrower acknowledges that (i) each of them has been advised by attorneys for Lender to consult with each of their separate legal, tax and financial counsel about the terms of this Loan, including but not limited to the tax effects of any forgiveness of principal or interest due under the Note, and (ii) each of them has had an adequate opportunity to consult with such separate counsel before executing this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Borrower:	Lender:
E*TRADE Group, Inc.

/s/ Christos M. Cotsakos	By	/s/ David C. Hayden
Christos M. Cotsakos	David C. Hayden
Chairman, Compensation Committee

/s/ Hannah B. Cotsakos
Hannah B. Cotsakos

          EXHIBIT A

          FORM OF PROMISSORY NOTE SECURED BY DEED OF TRUST

          PROMISSORY NOTE SECURED BY DEED OF TRUST

$15,000,000	Menlo Park, California
November 30, 2000

                    For value received, Christos M. Cotsakos and Hannah B. Cotsakos, as husband and wife (jointly and severally, "Borrower") promise to pay to the order of E*TRADE Group, Inc., a Delaware corporation, ("Lender") the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), in lawful money of the United States of America with interest thereon to be computed from date of the funding of this Note at the Interest Rate defined below, in accordance with the terms of this Note. The place of payment shall be 4500 Bohannon Drive, Menlo Park, California 94025, or at such other place as the holder of this Note may from time to time require.

                    The entire principal balance of this Note, together will all accrued and unpaid interest, shall be due and payable in one lump sum on November 30, 2005 (the "Maturity Date"), except as expressly provided in this Note and that certain Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement").

                    The term Interest Rate as used in this Note shall mean a rate of interest equal to six and nine-hundredths percent (6.09%) per annum, compounded and paid annually. Interest under this Note is to be calculated on the basis of a three hundred and sixty (360) day year.

                    This Note may be prepaid, in whole or in part, without penalty.

                    This Note is subject to the terms and conditions of the Loan Agreement, which, among other things contains provisions for repayment of this Note.

                    This Note is governed by the laws of the State of California.

                    If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender. This Note may be modified only by an agreement in writing signed by Borrower and Lender.

                    Notwithstanding anything to the contrary contained in this Note or the Loan Agreement, the interest rate applicable to this Loan shall be not less than the Applicable Federal Rate set by the U.S. Treasury for determining below market loans pursuant to Section 7872 of the Internal Revenue Code of 1986, as now in effect (the "Internal Revenue Code"). This Loan is not intended as a "below market loan" as such term is used in Section 7872 of the Internal Revenue Code or any comparable applicable state tax law ("Below Market Loan"). The parties hereby agree that if any court or governmental taxing authority having jurisdiction over Borrower or Lender shall determine that this Loan is a Below Market Loan, the interest rate payable under this Note shall then be increased to the extent necessary to remove this Loan from any otherwise applicable definition of a Below Market Loan.

                    This Note inures to and binds the heirs, legal representatives, successors and permitted assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of Borrower's rights or obligations hereunder, without the prior written consent of Lender in each instance. Lender in its sole discretion may transfer this Note on the terms and subject to the conditions of the Loan Agreement, without the consent of Borrower.

                    This Note is secured by Deed of Trust of even date herewith given by Borrower for the benefit of Lender covering all right, title and interest of Borrower in certain real property located in San Mateo County, California, as described therein (the "Property").

                    Upon and after the occurrence of a default hereunder or Event of Default under the Deed of Trust, and as otherwise provided in the Deed of Trust, the interest rate shall be the lesser of (i) the rate of ten percent (10%) per annum, compounded annually, or (ii) the maximum rate allowed by law (the "Default Rate").

                    SHOULD BORROWER AGREE TO OR ACTUALLY SELL, CONVEY, TRANSFER, OR DISPOSE OF THE PROPERTY, OR ANY PART OF IT, OR ANY INTEREST IN IT WITHOUT FIRST OBTAINING THE WRITTEN CONSENT OF LENDER, THEN LENDER SHALL HAVE THE RIGHT, AT ITS OPTION, EXCEPT AS PROHIBITED BY LAW, TO DECLARE ALL OF THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS NOTE, IRRESPECTIVE OF THE MATURITY DATE, IMMEDIATELY DUE AND PAYABLE.

                    IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note to Lender as of the date first above written.

Borrower:

/s/ Christos M. Cotsakos
Christos M. Cotsakos

/s/ Hannah B. Cotsakos
Hannah B. Cotsakos